Exhibit 99.1

1.  HealthCor Management, L.P., 152 W. 57th Street,

43rd Floor, New York, NY 10019.

2.  HealthCor Associates, LLC, 152 W. 57th Street,

43rd Floor, New York, NY 10019.

3.  HealthCor Hybrid Offshore Master Fund, L.P.,

152 W. 57th Street, 43rd Floor, New York, NY 10019.

4.  HealthCor Hybrid Offshore GP, LLC,

152 W. 57th Street, 43rd Floor, New York, NY 10019.

5.  HealthCor Group, LLC, 152 W. 57th Street,

43rd Floor, New York, NY 10019.

6.  HealthCor Partners Mangaement LP,

152 W. 57th Street, 43rd Floor, New York, NY 10019.

7.  HealthCor Partners Management GP, LLC,

152 W. 57th Street, 43rd Floor, New York, NY 10019.

8.  HealthCor Partners Fund L.P., 152 W. 57th Street,

43rd Floor, New York, NY 10019.

9.  HealthCor Partners L.P., 152 W. 57th Street,

43rd Floor, New York, NY 10019.

10.  HealthCor Partners Fund II, L.P.,

152 W. 57th Street, 43rd Floor, New York, NY 10019.

11.  HealthCor Partners II, L.P., 152 W. 57th Street,

43rd Floor, New York, NY 10019.

12.  HealthCor Partners GP, LLC, 152 W. 57th Street,

43rd Floor, New York, NY 10019.

13.  Arthur Bruce Cohen, 12 South Main Street, Suite

203, Norwalk, CT 06854.

14.  Joseph Patrick Healey, 152 W. 57th Street,

43rd Floor, New York, NY 10019.